                                                                    EXHIBIT 99.9

                                VIEW TECH, INC.
                             NON-EMPLOYEE DIRECTORS
                             ----------------------
                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------

RECITALS
--------

     A. The Corporation has implemented an automatic option grant program under the Corporation's Non-Employee Directors Stock Option Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at designated intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as Board members.

     B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Common Stock under the Plan.

     C.  The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.
---

     D. All capitalized terms in this Agreement, to the extent not otherwise defined in the Agreement, shall have the meaning assigned to them in the attached Appendix.

         NOW, THEREFORE, it is hereby agreed as follows:

         1.   GRANT OF OPTION.  The Corporation hereby grants to Optionee, as
              ---------------
of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

         2.   OPTION TERM.  This option shall have a maximum term of ten (10)
              -----------
years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

         3.   LIMITED TRANSFERABILITY.  This option may, in connection with the
              -----------------------
Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate. Should the

Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of inheritance.

         4.   EXERCISABILITY/VESTING.
              ----------------------

              (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested. Any unvested Option Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice, and all Option Shares shall remain exercisable until the Expiration Date or the sooner termination of the option term under Paragraph 5, 6 or 7.

              (b) Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in any unvested Option Shares in one or more installments over his or her period of Board service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 5, 6 or 7. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

         5.   CESSATION OF BOARD SERVICE.  Should Optionee's service as a Board
              --------------------------
member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

              (a) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

              (b) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee's cessation of Board service.

              (c) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

              (d) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for


                                      2.

     which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding, to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

          6.  CORPORATE TRANSACTION.
              ---------------------

              (a) All Option Shares subject to this option at the time of a Corporate Transaction but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date of such Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

              (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
       --------

          7.  CHANGE IN CONTROL.  All Option Shares subject to this option at
              -----------------
the time of a Change in Control but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. This option shall remain exercisable for such fully-vested Option Shares until the earlier of (i) the
                                                          -------
specified Expiration Date or (ii) the sooner termination of this option in accordance with Paragraph 5 or 6.

          8.  ADJUSTMENT IN OPTION SHARES.  Should any change be made to the
              ---------------------------
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided, however, that the aggregate Exercise Price shall remain the same.

                                      3.

          9.  STOCKHOLDER RIGHTS.  The holder of this option shall not have any
              ------------------
stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          10. MANNER OF EXERCISING OPTION.
              ---------------------------

              (a) In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee or, in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be, must take the following actions:

                        (i) To the extent the option is exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice") in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares to be purchased under the exercised option. To the extent that the option is exercised for one or more unvested Option Shares, Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a Purchase Agreement for those unvested Option Shares.

                        (ii) The Exercise Price for the purchased shares shall be paid in one or more of the following alternative forms:

                           - cash or check made payable to the Corporation's order; or

                           - shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           - to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares plus the applicable Federal, state and local income taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                                      4.

                       (iii) Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than Optionee.


                        (iv) Appropriate arrangement must be made with the Corporation for the satisfaction of all Federal, state and local income tax withholding requirements applicable to the option exercise.

              (b) Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested Option Shares, payment of the Exercise Price for the purchased shares must accompany the Exercise Notice or Purchase Agreement delivered to the Corporation in connection with the option exercise.

              (c) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

              (d) In no event may this option be exercised for fractional shares.

          11. NO IMPAIRMENT OF RIGHTS.  This Agreement shall not in any way
              -----------------------
affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          12. COMPLIANCE WITH LAWS AND REGULATIONS.
              ------------------------------------

              (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

              (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock

                                      5.

as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.


          13.  SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided
               ----------------------
in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          14.  CONSTRUCTION/GOVERNING LAW.  This Agreement and the option
               --------------------------
evidenced hereby are made and granted pursuant to the automatic option grant program in effect under the Plan and are in all respects limited by and subject to the express terms and provisions of that program. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          15.  NOTICES.  Any notice required to be given or delivered to the
               -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                                      6.

                                   EXHIBIT I

                               NOTICE OF EXERCISE


          I hereby notify View Tech, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me pursuant to the automatic option grant program under the Corporation's Non-Employee Directors Stock Option Plan on ____________________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.


                      , 199
----------------------     --
Date


                              --------------------------------------------
                              Optionee

                              Address:
                                       -----------------------------------

                              --------------------------------------------
Print name in exact manner
it is to appear on the
stock certificate:            --------------------------------------------

Address to which certificate
is to be sent, if different
from address above:           --------------------------------------------

                              --------------------------------------------

Social Security Number:
                              --------------------------------------------

                                    APPENDIX
                                    --------


     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Non-Employee Directors Automatic Stock
          ---------
Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.
          -----

     C.   CHANGE IN CONTROL shall mean a change in ownership or control of the
          -----------------
Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than seventy-five percent (75%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D.   CODE shall mean the Internal Revenue Code of 1986, as amended.
          ----

     E.   COMMON STOCK shall mean the Corporation's common stock.
          ------------

     F.   CORPORATE TRANSACTION shall mean either of the following stockholder-
          ---------------------
approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than seventy-five percent (75%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or


                                     A-1.

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.   CORPORATION shall mean View Tech, Inc., a Delaware corporation.
          -----------

     H.   EXERCISE DATE shall mean the date on which the option shall have been
          -------------
exercised in accordance with Paragraph 10 of the Agreement.

     I.   EXERCISE PRICE shall mean the exercise price payable per share as
          --------------
specified in the Grant Notice.

     J.   EXPIRATION DATE shall mean the date on which the option term expires
          ---------------
as specified in the Grant Notice.

     K.   FAIR MARKET VALUE per share of Common Stock on any relevant date shall
          -----------------
be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     L.   GRANT DATE shall mean the date of grant of the option as specified in
          ----------
the Grant Notice.

     M.   GRANT NOTICE shall mean the Notice of Grant of Non-Employee Directors
          ------------
Automatic Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.


                                     A-2.

     N.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
          --------

     O.   NON-STATUTORY OPTION shall mean an option not intended to satisfy the
          --------------------
requirements of Code Section 422.

     P.   OPTION SHARES shall mean the number of shares of Common Stock subject
          -------------
to the option.

     Q.   OPTIONEE shall mean the person to whom the option is granted as
          --------
specified in the Grant Notice.

     R.   PERMANENT DISABILITY shall mean the inability of Optionee to perform
          --------------------
his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     S.   PLAN shall mean the Corporation's Non-Employee Directors Stock Option
          ----
Plan.

     T.   PURCHASE AGREEMENT shall mean the stock purchase agreement (in form
          ------------------
and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of service as a Board member and (ii) preclude the sale, transfer or other disposition of any of the Option Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

     U.   STOCK EXCHANGE shall mean the American Stock Exchange or the New York
          --------------
Stock Exchange.

     V.   VESTING SCHEDULE shall mean the vesting schedule specified in the
          ----------------
Grant Notice, pursuant to which Optionee will vest in the Option Shares in one or more installments over his or her period of Board service, subject to acceleration in accordance with the provisions of the Agreement.


                                     A-3.